Exhibit 1A-6A

Dear Mark, Atlis Motor Vehicles is pleased to offer you the Full-Time position of CEO starting salary offered for this position is $200,000.00 per year, paid on the 15th and last day of each month. If either the 15th or last day of the month falls on a weekend or holiday, Atlis Motor Vehicles will pay out payroll on the earliest day preceding the intended date which payroll distributes. Direct deposit is available. Your start date with Atlis Motor Vehicles is on November 9, 2016. You will be granted 10,000,000 shares of common stock shares on your date of hire, November16, 2016. Atlis Motor Vehicles offers unlimited paid vacation and sick leave. Prior to taking paid vacation and sick leave, please coordinate with your direct manager or supervisor to ensure that all relevant tasks and deliverables are appropriately re-assigned or completed prior to departure for your time off. Please note that your employment with the Company is for no specified period and constitutes “at will” employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause. On your first day of employment, you will be provided with additional information about the objectives and policies, benefit programs, and general employment conditions. To fulfill federal identification requirements, you should bring documentation to support your identity and eligibility to work in the United States. We are pleased to have you join the Atlis Motor Vehicles team! We look forward to working with you in the future and hope you will find your employment at Atlis Motor Vehicles a rewarding experience. ___________________________ Mark Hanchett FRIDAY, DECEMBER 20, 2019 Dear Tamica, Atlis Motor Vehicles is pleased to offer you the Full-Time position of VP of Talent. The starting salary offered for this position is $120,000.00 per year, paid on the 15th and last day of each month. If either the 15th or last day of the month falls on a weekend or holiday, Atlis Motor Vehicles will pay out payroll on the earliest day preceding the intended date which payroll distributes. Direct deposit is available. Atlis Motor Vehicles is pleased to also offer the following stock compensation: Your start date with Atlis Motor Vehicles is on March 16, 2020 . This offer will expire at 5:00pm on December 24, 2019. Atlis Motor Vehicles offers unlimited paid vacation and sick leave. Prior to taking paid vacation and sick leave, please coordinate with your direct manager or supervisor to ensure that all relevant tasks and deliverables are appropriately re-assigned or completed prior to departure for your time off. Atlis Motor Vehicles offers health insurance through Blue Cross Blue Shield Arizona. Atlis Motor Vehicles does not currently have a retirement plan. Atlis Motor Vehicles is expected to begin offering retirement plans in 2020. Please note that your employment with the Company is for no specified period, and constitutes “at will” employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause. On your first day of employment, you will be provided with additional information about the objectives and policies, benefit programs, and general employment conditions. To fulfill federal identification requirements, you should bring documentation to support your identity and eligibility to work in the United States. 30,000 common stock shares Stock shares will be vested over a period of 3 years March 16, 2021 - 10,000 shares issued March 16, 2022 - 10,000 shares issued March 16, 2023 - 10,000 shares issued We are pleased to have you join the Atlis Motor Vehicles team! If you have any questions, please do not hesitate to contact us at annie@atlismotorvehicles.com . We look forward to working with you in the future, and hope you will find your employment at Atlis Motor Vehicles a rewarding experience. Offer Letter Acceptance I have read and accept this offer of employment: Tamica Sears 12/20/2019 Date Requested: Dec 19, 2019, 4:31 PM MST (Dec 19, 2019, 11:31 PM UTC) Annie Pratt (annie@atlismotorvehicles.com) 98.165.208.75 Signed: Dec 20, 2019, 10:23 AM MST (Dec 20, 2019, 5:23 PM UTC) Tamica Sears (tamicasears@gmail.com) 2600:8800:1b00:95c:9dec:e8dd:e550:754 Tamica Sears Offer.pdf Document ID: 6a8e87b4-234d-11ea-9837-bc764e1044f2 Dear Annie, Atlis Motor Vehicles is pleased to offer you the Full-Time position of Chief of Staff starting salary offered for this position is $105,000.00 per year, paid on the 15th and last day of each month. If either the 15th or last day of the month falls on a weekend or holiday, Atlis Motor Vehicles will pay out payroll on the earliest day preceding the intended date which payroll distributes. Direct deposit is available. Your start date with Atlis Motor Vehicles is on December 29, 2019. Stock Compensation: • 1,075,674 shares issued January 1, 2020 • 48,488 shares issued monthly for the next 34 months Atlis Motor Vehicles offers unlimited paid vacation and sick leave. Prior to taking paid vacation and sick leave, please coordinate with your direct manager or supervisor to ensure that all relevant tasks and deliverables are appropriately re-assigned or completed prior to departure for your time off. Atlis Motor Vehicles offers health insurance through Blue Cross Blue Shield Arizona. Atlis Motor Vehicles does not currently have a retirement plan. Atlis Motor Vehicles is expected to begin offering retirement plans in 2020. Please note that your employment with the Company is for no specified period, and constitutes “at will” employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause. On your first day of employment, you will be provided with additional information about the objectives and policies, benefit programs, and general employment conditions. To fulfill federal identification requirements, you should bring documentation to support your identity and eligibility to work in the United States. We are pleased to have you join the Atlis Motor Vehicles team! If you have any questions, please do not hesitate to contact us at mark@atlismotorvehicles.com . We look forward to working with you in the future, and hope you will find your employment at Atlis Motor Vehicles a rewarding experience. ___________________________ __________________________ Mark Hanchett – CEO Annie Pratt Employee Status Change Form Employee Name: ____________________________________________ Social Security #: _____________________ Address: __________________________________________________________________________________________ Location: ___________________________________________ Position: ___________________________________ Effective Date: ______/______/______ Date of Birth: ______/______/______ E-mail: ___________________________ Employee Status Type of Change: New Hire Rehire Employee Status Change Regular Full Time (30 hours or more) Hours per week: _________ Regular Part Time (29 hours or less) Hours per week: _________ Temporary (Short Term) Hours per week: _________ On Call (As Needed) Salary Establishment/Change Type of Change: New Hire Merit Increase Promotion Other ___________________________ Current Pay Rate: $____________________ per hour per year New Pay Rate: $____________________ per hour per year Exempt (Salaried) Non-Exempt (Hourly) Status Change Location Change (Transfer) From_______________________________ To ________________________________ Position Change From_______________________________ To ________________________________ Leave of Absence From_______________________________ To ________________________________ Other _______________________________________________________________________ Termination of Employment * Please complete a Work History Form for Pension Last Working Day: ______/______/______ Eligible for rehire? Yes No (if no, list reason) _______________________________________________________________ Select ONE reason for separation: Voluntary: Dissatisfied w/ job or company Retirement School No Call/No Show Better job/pay/benefits/hours Medical-self or family Relocating Family issues Other________________________________________________ Involuntary: Poor performance Gross Misconduct Attendance/Tardiness Unqualified for job Violation of company policy/procedure Unprofessional conduct Other________________________________________________ Remarks:____________________________________________________________________________________________________ ____________________________________________________________________________________________________________ Parish/School/Agency Signature:_______________________________________________________ Date:_______________________ Fax Original to Diocese of Tucson – HR Dept. (520) 838-2583 Revised: 06/22/2010 Termination of Employment Employee Signagure Company Signature 200,000 4 03/01/2020 03/03/1992 Anne Peabody Pratt ###-##-#### AZ 4 Scottsdale 40 7433 E Princeton Ave 4 130,000 03/10/2020 85257 Chief of Staff 4 Atlis HQ Employee Status Change Form Employee Name: ____________________________________________ Social Security #: _____________________ Address: __________________________________________________________________________________________ Location: ___________________________________________ Position: ___________________________________ Effective Date: ______/______/______ Date of Birth: ______/______/______ E-mail: ___________________________ Employee Status Type of Change: New Hire Rehire Employee Status Change Regular Full Time (30 hours or more) Hours per week: _________ Regular Part Time (29 hours or less) Hours per week: _________ Temporary (Short Term) Hours per week: _________ On Call (As Needed) Salary Establishment/Change Type of Change: New Hire Merit Increase Promotion Other ___________________________ Current Pay Rate: $____________________ per hour per year New Pay Rate: $____________________ per hour per year Exempt (Salaried) Non-Exempt (Hourly) Status Change Location Change (Transfer) From_______________________________ To ________________________________ Position Change From_______________________________ To ________________________________ Leave of Absence From_______________________________ To ________________________________ Other _______________________________________________________________________ Termination of Employment * Please complete a Work History Form for Pension Last Working Day: ______/______/______ Eligible for rehire? Yes No (if no, list reason) _______________________________________________________________ Select ONE reason for separation: Voluntary: Dissatisfied w/ job or company Retirement School No Call/No Show Better job/pay/benefits/hours Medical-self or family Relocating Family issues Other________________________________________________ Involuntary: Poor performance Gross Misconduct Attendance/Tardiness Unqualified for job Violation of company policy/procedure Unprofessional conduct Other________________________________________________ Remarks:____________________________________________________________________________________________________ ____________________________________________________________________________________________________________ Parish/School/Agency Signature:_________________________________ ______________________ Date:_______________________ Fax Original to Diocese of Tucson – HR Dept. (520) 838-2583 Revised: 06/22/2010 Termination of Employment Employee Signagure Company Signature 04/08/2020 03/03/1992 Anne Peabody Pratt ###-##-#### 7433 E Princeton Ave Scottsdale AZ 200000 04/08/2020 85257 President 4 Atlis HQ